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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 2, 2000, relating to the financial statements and financial highlights which appear in the August 31, 2000 Annual Report to Shareholders of Schwab Short/Intermediate Tax-Free Bond Fund, Schwab Long-Term Tax-Free Bond Fund, Schwab California Short/Intermediate Tax-Free Bond Fund, Schwab California Long-Term Tax-Free Bond Fund, Schwab Short-Term Bond Market Index Fund, Schwab Total Bond Market Index Fund, and Schwab YieldPlus Fund (seven of the portfolios constituting Schwab Investments), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountant" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Francisco, California
November 1, 2000